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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of report: July 30, 2002
                 (Date of earliest event reported): July 8, 2002


                             Grant Geophysical, Inc.
               (Exact Name of Registrant as Specified in Charter)




           Delaware                     333-89863*              76-0548468
(State or Other Jurisdiction           (Commission             (IRS Employer
       of Incorporation)               File Number)          Identification No.)




                                 16850 Park Row
                                Houston, TX 77084
               (Address of Principal Executive Offices) (Zip Code)




       Registrant's telephone number, including area code: (281) 398-9503

*The Commission file number refers to a Form S-1 registration statement filed by the registrant under the Securities Act of 1933, which became effective January 12, 2000.


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ITEM 5.  OTHER EVENTS

         On July 8, 2002, the Company completed further modifications to its existing credit facility (the "Foothill/Elliott Credit Facility") with Foothill Capital Corporation ("Foothill") and Elliott Associates, L.P. ("Elliott") whereby, among other things, the maximum amount of the Foothill supplemental term loan was increased from $16.5 million to $19.5 million. The Foothill supplemental term loan is in addition to the Foothill revolving facility of $8.0 million (subject to borrowing base limitations) and the $7.5 million and $7.5 million in existing term loans owing to Elliott and Foothill, respectively, under the Foothill/Elliott Credit Facility. Advances under the supplemental term loan are conditioned, among other things, on Elliott having elected, at its sole discretion, to deposit cash collateral with Foothill in the amount of such advances to secure Elliott's guarantee of the supplemental term loan. The supplemental term loan will bear interest at the 90-day CD rate announced by Wells Fargo. The Foothill supplemental term loan and all other obligations of the Company under the Foothill/Elliott Credit Facility are secured by substantially all of the assets of the Company and its subsidiaries, are guaranteed by Elliott and, except as to the existing Elliott term loan, may be purchased from Foothill by Elliott at any time on 5 business days' notice.

         On July 8, 2002, the Company also completed further modifications to the Elliott factoring agreement. As amended, the factoring agreement provides, among other things, for the sale to Elliott, subject to conditions, of all billed and unbilled/work in progress non-U.S. dollar denominated foreign accounts receivable, subject to the parties' agreement that the aggregate face amount of accounts that Elliott will purchase thereunder at any time will not exceed $11.7 million divided by the factoring discount rate of 0.991667, or approximately $11.8 million. Elliott is obligated to pay for purchased accounts at a discounted rate of 0.991667 per dollar based on the invoice before value-added tax. If any receivable is not collected within 30 days, the Company is obligated to pay Elliott an additional discount at a monthly rate of 0.8333. Under the factoring agreement, the Company is required, among other things, to remit any payment received by the Company on any account purchased by Elliott on a mutually agreed timetable but in any event no later than September 30, 2002. As of July 26, 2002, $11.7 million was outstanding under the factoring agreement.

         Elliott has not committed to post any cash collateral in respect of the supplemental term loan and may refuse to do so in its sole discretion. The Company expects Elliott to review and consider Company requests that Elliott post cash collateral based upon, among other things, the recent performance of the Company at the time of each request. As of July 29, 2002, Elliott has posted $6.8 million of cash collateral, and the Company has borrowed $6.8 million under the supplemental term loan, $2.4 million in proceeds from which have been used to repay overadvances under the Foothill revolving facility in excess of the borrowing base. Of the $12.7 million remaining undrawn under the Foothill supplemental term loan as of July 29, 2002, the Company expects Elliott to post cash collateral for $11.7 million thereof in any event only to the extent the Company's obligations to Elliott under the factoring arrangement will have been reduced by a like amount at time of funding. Consequently, as of July 29, 2002, the Company expects the amended Foothill/Elliott Credit Facility will be available to fund only $1.0 million of the Company's working capital needs and only to the extent Elliott, in its sole discretion, posts sufficient cash collateral. There are currently no additional committed sources of financing available to the Company and no availability under existing facilities. Even if the entire $19.5 million of the supplemental term loan is made available to the Company, and even if business conditions substantially improve and cost control initiatives are successful during 2002, the Company will require substantial cash flow to continue operations on a satisfactory basis, fund capital expenditures and meet its principal and interest requirements with respect to the 9 3/4% Senior Notes due 2008 (including the $2.1 million interest payment due August 15, 2002), the Foothill/Elliott Credit Facility and other indebtedness and its obligations under the Elliott factoring arrangement, as those amounts become due.

         The modifications to the Foothill/Elliott Credit Facility also include a new mandatory prepayment provision with respect to the $7.5 million Foothill term loan. In brief, the new provision generally requires the Company, upon any net movement of equipment outside the United States and Canada, to prepay the Foothill term loan so that the remaining outstanding balance thereof is no greater than two-thirds of the

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appraised value of the equipment remaining in the United States and Canada in which Foothill has a perfected security interest.

         Under current circumstances defaults are expected to occur under the Foothill/Elliott Credit Facility. Accordingly, the Company expects to continue to classify any otherwise long-term debt under the Foothill/Elliott Credit Facility as current in the Company's financial statements for the foreseeable future. Upon any events of default under the Foothill/Elliott Credit Facility, Foothill may accelerate the maturity of amounts outstanding under the Foothill/Elliott Credit Facility at any time and Foothill and Elliott could refuse to advance additional amounts to the Company under the revolving facility and supplemental term loan, respectively. If Foothill were to accelerate amounts due under the Foothill/Elliott Credit Facility or upon other events of default under the indenture for the Company's 9 3/4% Senior Notes due 2008, the trustee could take the steps necessary to cause that debt to become immediately due and payable. Accordingly, the Company expects to continue to classify any otherwise long-term debt related to the Senior Notes as current in the Company's financial statements for the foreseeable future. If any of the Company's debt was accelerated, it would be unlikely that the Company would be able to continue its operations without seeking protection from its creditors under the federal bankruptcy code.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         From time to time, information provided by the Company, statements by its employees or information included in written material, such as press releases and filings (including this Form 8-K Current Report) with the Securities and Exchange Commission (including portions of the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and certain other sections contained in such filings) may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.

         Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results of current and future operations may vary materially from those anticipated, estimated or projected. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

         Among the factors that will have a direct bearing on the Company's results of operations and the oil and gas services industry in which it operates are the effects of rapidly changing technology; the presence of competitors with greater financial resources; operating risks inherent in the oil and gas services industry; regulatory uncertainties; worldwide political stability and economic conditions and other risks associated with international operations, including foreign currency exchange risk; and the Company's successful execution of its strategy and internal operating plans.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits.

               Each exhibit identified below is filed as part of this report.

Exhibit No.    Description
-----------    -----------

10.1 Amendment No. 8 to Loan and Security Agreement, dated as of July 8, 2002, by and among the Registrant, Elliott Associates, L.P. and Foothill Capital Corporation.

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10.2           Amendment Number Six to Agreement for Purchase and Assignment of
               Foreign Accounts Receivable, dated as of July 8, 2002, by and between Grant Geophysical (Int'l), Inc. and its designated affiliates, and Elliott Associates, L.P.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GRANT GEOPHYSICAL, INC.,

Date: July 30, 2002                        By:         /s/ JAMES BLACK
                                              ----------------------------------
                                                           James Black
                                                      Chief Financial Officer
                                                   (Principal Financial Officer)

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                                  EXHIBIT INDEX


Exhibit No.    Description
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10.1           Amendment No. 8 to Loan and Security Agreement, dated as of July
               8, 2002, by and among the Registrant, Elliott Associates, L.P.
               and Foothill Capital Corporation.

10.2 Amendment Number Six to Agreement for Purchase and Assignment of Foreign Accounts Receivable, dated as of July 8, 2002, by and between Grant Geophysical (Int'l), Inc. and its designated affiliates, and Elliott Associates, L.P.

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